EXHIBIT 23(b)


CONSENT OF INDEPENDENT AUDITORS


THE BOARDS OF DIRECTORS
ELECTRONIC DATA SYSTEMS CORPORATION
GENERAL MOTORS CORPORATION

We hereby consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the Prospectus.

/s/ KPMG PEAT MARWICK LLP
-------------------------
KPMG PEAT MARWICK LLP
Dallas, Texas
November 13, 1995